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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
PRESSURE BIOSCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 16, 2005

Dear Stockholder:

        Pressure BioSciences, Inc. will hold a Special Meeting in Lieu of Annual Meeting of Stockholders (the "Meeting") at its principal executive offices located at 321 Manley Street, West Bridgewater, MA 02379, on Thursday, June 16, 2005 at 4:00 p.m.. At the Meeting, stockholders will (i) elect one Class III Director to hold office until the 2008 Annual Meeting of Stockholders and (ii) consider and act upon a proposal to adopt the Company's 2005 Equity Incentive Plan. Detailed information about these proposals and the Meeting is included in the accompanying notice of meeting and proxy statement.

        On behalf of the Board of Directors and employees of Pressure BioSciences, Inc., I cordially invite all stockholders to attend the Meeting in person. Whether or not you plan to attend the Meeting, please take the time to vote by completing and returning the enclosed proxy card.

        If you plan to attend the Meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy.

Sincerely,

R. Wayne Fritzsche
Chairman of the Board of Directors

PRESSURE BIOSCIENCES, INC.

NOTICE OF SPECIAL MEETING
IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, June 16, 2005

         A Special Meeting in Lieu of Annual Meeting of Stockholders (the "Meeting") of Pressure BioSciences, Inc. ("PBI" or the "Company") will be held on Thursday, June 16, 2005 at 4:00 p.m. at the Company's principal executive offices located at 321 Manley Street, West Bridgewater, MA 02379, for the following purposes:

1.
To elect one Class III Director to hold office until the 2008 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

2.
To consider and act upon a proposal to adopt the Company's 2005 Equity Incentive Plan.

3.
To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

        The Board of Directors has fixed May 11, 2005 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

By Order of the Board of Directors:
Richard T. Schumacher Clerk

West Bridgewater, Massachusetts
May 16, 2005

YOUR VOTE IS IMPORTANT

        You are urged to sign, date and promptly return the accompanying form of proxy, so that, if you are unable to attend the Meeting, your shares may nevertheless be voted. However, your proxy may be revoked at any time prior to exercise by filing with the Clerk of the Company a written revocation, by executing a proxy with a later date, or by attending and voting in person at the Meeting.

PRESSURE BIOSCIENCES, INC.

PROXY STATEMENT
FOR THE SPECIAL MEETING IN LIEU OF
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2005

        This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Pressure BioSciences, Inc., a Massachusetts corporation, with its principal executive offices located at 321 Manley Street, West Bridgewater, Massachusetts 02379 (the "Company"), for use at the Special Meeting in Lieu of Annual Meeting of Stockholders to be held on Thursday, June 16, 2005, at 4:00 p.m. and at any adjournments or postponements thereof (the "Meeting").

        The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them. It is expected that this proxy statement, the accompanying notice of Meeting, proxy card, and annual report to stockholders will be mailed to stockholders on or about May 16, 2005.

        Only stockholders of record at the close of business on May 11, 2005 will be entitled to receive notice of, and to vote at, the Meeting. As of April 26, 2005, there were outstanding 2,424,189 shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), all of which are entitled to vote. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

        At the Meeting, stockholders will be asked to vote to elect Richard T. Schumacher as a Class III Director of the Company; and adopt the Company's 2005 Equity Incentive Plan (the "2005 Equity Incentive Plan").

        A quorum, consisting of the holders of a majority of the Company's shares of Common Stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for the transaction of business at the Meeting.

        The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The affirmative vote of the holders of a plurality of the votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon is required to elect the nominee as a Class III Director of the Company. The affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon is required to adopt the 2005 Equity Incentive Plan.

        Abstentions will have no effect on the outcome of the vote for the election of the Class III Director, but will have the effect of being cast against the proposal to adopt the 2005 Equity Incentive Plan, even though the stockholder so abstaining intends a different interpretation. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum, and will not be voted in the election of the Class III Director or on the proposal to adopt the 2005 Equity Incentive Plan. Shares of Common Stock held of record by brokers who return a dated and signed proxy but who fail to vote on one of the proposals will count toward the quorum, but will count neither for nor against the proposal not voted.

        The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominee as a Class III Director and for the adoption of the 2005 Equity Incentive Plan. If any other matters shall properly come before the Meeting, the authorized proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Clerk of the Company a written notice of revocation bearing a later date than the proxy, by executing a proxy with a later date, or by attending and voting in person at the Meeting. Record holders should send any written notice of revocation or subsequent dated proxy to the Company's Clerk at 321 Manley Street, West Bridgewater, MA 02379, or hand deliver the notice of revocation or subsequent dated proxy to the Company's Clerk before the vote at the Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        At the Meeting, one Class III Director is to be elected to serve until the 2008 Annual Meeting of Stockholders and a successor has been duly elected and qualified. The Board of Directors, upon the recommendation of the Nominating Committee, has nominated Richard T. Schumacher for election as a Class III Director. Mr. Schumacher is currently a director of the Company and has not been nominated pursuant to any arrangement or understanding with any person. The Company's Board of Directors has voted to reduce the number of members of the Company's Board of Directors from six to five. Kevin W. Quinlan, a director of the Company since 1986, offered not to stand for re-election. As a result of the reduction in the size of the Board of Directors, only one Class III Director will be elected.

        The Company's Restated Articles of Organization, as amended (the "Articles"), and Amended and Restated Bylaws, as amended (the "Bylaws"), provide that the Board of Directors shall be divided into three classes. At each Annual Meeting of Stockholders following the initial classification, the directors elected to succeed those whose terms expire are identified as being the same class as the directors they succeed and are elected to hold office for a term to expire at the third Annual Meeting of Stockholders after their election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

        The Articles and Bylaws do not require the stockholders to elect any directors in a class the term of office of which extends beyond the Meeting. The terms of office of Mr. Schumacher and Mr. Quinlan, the Company's Class III Directors, expire at the Meeting. The terms of office of the Class I and Class II Directors, comprised of R. Wayne Fritzche, Calvin A. Saravis, J. Donald Payne and P. Thomas Vogel, continue after the Meeting.

        At the Meeting, it is the intention of the persons named as proxies to vote for the election of Mr. Schumacher as a Class III Director. In the unanticipated event that Mr. Schumacher should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate or the present Board of Directors may further reduce the number of directors.

Vote Required to Elect the Nominee as Director

        The affirmative vote of the holders of a plurality of the votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon is required for the election of Richard T. Schumacher as a Class III Director of the Company. The Board of Directors recommends that stockholders vote FOR the election of Richard T. Schumacher as a Class III Director of the Company.

Information on Nominees and Other Directors

        The following table sets forth certain information about the nominees and each of the directors whose term extends beyond the Meeting, including the year in which the nominee's term would expire, if elected.

Name	Age	Position	Director Since	Year Term Expires, if Elected, and Class
R. Wayne Fritzsche(1)	55	Chairman of the Board	2003	2006 Class I
Dr. Calvin A. Saravis(1)	75	Director	1986	2006 Class I
J. Donald Payne(1)	49	Director	2003	2007 Class II
P. Thomas Vogel(1)	65	Director	2004	2007 Class II
Richard T. Schumacher*	54	Director, President, Chief Executive Officer, Treasurer and Clerk	1978	2008 Class III

*
Nominee for Class III Director.

(1)
Member of the Audit Committee, Compensation Committee, and Nominating Committee.

        Mr. R. Wayne Fritzsche has served as a director and Chairman of the Board of Directors of the Company since October 2, 2003. Mr. Fritzsche has served as a member of the Company's Scientific Advisory Board since 1999. Mr. Fritzsche is the founder of Fritzsche & Associates, Inc., a consulting firm which provides strategic, financial, and scientific consulting to medical companies in the life sciences/healthcare arena, and has served as President of such company since 1991. Since 2003, Mr. Fritzsche has also served as interim President of Chemokine Pharmaceutical Company, Inc. (formerly PGBP Pharmaceuticals), a small molecule discovery company. Since 2001, Mr. Fritzsche has served as a board member of Opexa Pharmaceuticals, a multiple sclerosis/cell immunology therapy company, and Vascular Sciences, Inc., an extracorporeal/macular degeneration company. He also previously served as a board member of Intelligent Medical Imaging, an automated microscopic imaging company, from 1994 to 1997, Clarion Pharmaceuticals, a drug development company using novel esters, from 1994 to 1996, Nobex Pharmaceuticals, a drug delivery firm, from 1996 to 2001, Cardio Command, Inc., a transesophageal cardiac monitoring and pacing firm, from 1999 to 2001, and Hesed BioMed, an antisense oligonucleotide and catalytic antibody company from 2000 to 2002. Mr. Fritzsche holds a BA from Rowan University, and an MBA from the University of San Diego.

        Dr. Calvin A. Saravis has served as a director of the Company since 1986. Dr. Saravis has also served as Chairman of the Company's Scientific Advisory Board since 2003. Since 1984, he has been an Associate Professor of Surgery (Biochemistry) at Harvard Medical School (presently emeritus) and an Associate Research Professor of Pathology at Boston University School of Medicine (presently emeritus). From 1971 to 1997, Dr. Saravis was a Senior Research Associate at the Mallory Institute of Pathology and from 1979 to 1997, he was a Senior Research Associate at the Cancer Research Institute-New England Deaconess Hospital. Dr. Saravis received his Ph.D. in immunology and serology from Rutgers University.

        Mr. J. Donald Payne has served as a director of the Company since December 30, 2003. Since September 2001, Mr. Payne has served as President and a Director of Nanospectra Biosciences, Inc., an early-stage, privately-held medical device company developing products for cancer, ophthalmology, and bio-defense diagnostics. From September 1998 to May 2001, Mr. Payne served as Senior Vice President and Chief Financial Officer of Sensus Drug Development Corporation, a bio-pharmaceutical company sold to Pharmacia in 2001. Prior to Sensus, from March 1997 to September 1998, Mr. Payne served as Vice President and Chief Financial Officer of LifeCell Corporation, a publicly held bio-engineering company. From May 1992 to February 1997, Mr. Payne was Vice President Finance and Chief Financial Officer of Aprogenex, a biotech company engaged in the development, manufacturing, and marketing of medical device products using a proprietary DNA probe technology. Mr. Payne also worked for 10 years at UMC Petroleum Corporation and its predecessor entities, where he was Chief Financial Officer of its private and public entities. Prior to UMC, Mr. Payne worked for Arthur Andersen in their audit department. Mr. Payne graduated summa cum laude from Texas A&M University in May 1976 with a Bachelor's Degree in Business Administration. Mr. Payne also graduated summa cum laude from the Jesse H. Jones Graduate School of Administration at Rice University in May 1992 with a Master's Degree in Business Administration (MBA). He is a Certified Public Accountant in Texas, and a member of the AICPA and Financial Executives Institute.

        Mr. P. Thomas Vogel has served as a director of the Company since January 9, 2004. Since April 2002, Mr. Vogel has served as the President and Chief Executive Officer of AdipoGenix, Inc, an early-stage drug discovery company focusing on obesity and metabolic diseases, with a unique approach to directly targeting the fat cell itself. From 2000 to January 2002, Mr. Vogel served as President and Chief Executive Officer of Arradial, Inc., an early stage biopharmaceutical company. From 1996 to 2000, Mr. Vogel was Chief Executive Officer and Director of Mosaic Technologies, Inc., an early-stage molecular biology company. In 1995, Mr. Vogel founded the Charlestown Group, a venture capital firm with a mission of investing in early-stage companies in medical and information technologies. Mr. Vogel worked with the Charlestown Group until 2000. From 1992 to 1995, Mr. Vogel was President of Fisher Scientific Company, a $1 billion laboratory supply distribution business. Mr. Vogel served as President of PB Diagnostics from 1991 to 1992, as President of Instrumentation Laboratory from 1990 to 1991, and as President of Serono Diagnostics from 1988 to 1990. Mr. Vogel was in the venture capital arena from 1982 to 1987. Prior to that, from 1974 to 1982, Mr. Vogel worked in the Diagnostics Division of Abbott Laboratories, Inc., where he served as Divisional Vice President and General Manager of Diagnostic Products. Mr. Vogel began his professional career at Texas Instruments, Inc., where he held a number of key positions from 1964 to 1973, including plant management in Germany, Italy and Singapore. Mr. Vogel graduated from the Georgia Institute of Technology with a Bachelor's Degree in Electrical Engineering and from The Wharton Business School with a Master's Degree in Business Administration.

        Mr. Richard T. Schumacher, the founder of the Company, has served as a director of the Company since 1978. He has served as Chief Executive Officer of the Company since April 16, 2004 and President since September 14, 2004. He previously served as Chief Executive Officer and Chairman of the Board of the Company from 1992 to February 2003. From July 9, 2003 until April 16, 2004, he served as a consultant to the Company pursuant to a consulting agreement. He served as President of the Company from 1986 to August 1999. Mr. Schumacher served as the Director of Infectious Disease Services for Clinical Sciences Laboratory, a New England-based medical reference laboratory, from 1986 to 1988. From 1972 to 1985, Mr. Schumacher was employed by the Center for Blood Research, a nonprofit medical research institute associated with Harvard Medical School. Mr. Schumacher received a B.S. in Zoology from the University of New Hampshire.

  Board of Directors' Meetings and Committees

        The Board of Directors held thirty-one (31) meetings during the year ended December 31, 2004. Each director attended at least 75% of the meetings of the Board of Directors and each committee of the Board of Directors on which they served. All of the Company's directors are encouraged to attend the Company's annual meetings of stockholders. Three of the Company's directors who were serving at the time were in attendance at the Company's 2004 Special Meeting in Lieu of Annual Meeting of Stockholders.

        Standing committees of the Board of Directors include an Audit Committee, a Compensation Committee, and a Nominating Committee.

        Board Independence.    The Board of Directors has reviewed the qualifications of each of the individuals serving on the Audit, Compensation and Nominating committees and has determined that each individual is "independent" as such term is defined under the current listing standards of the Nasdaq Stock Market. In addition, each member of the Audit Committee is independent as required under Section 10A(m)(3) of the Securities Exchange Act, as amended.

        Audit Committee.    Messrs. Fritzsche, Payne, Saravis and Vogel are currently the members of the Audit Committee. The Board of Directors has determined that Mr. Payne qualifies as an "audit committee financial expert", as defined by applicable SEC rules.

        The Audit Committee operates pursuant to a written charter (the "Audit Committee Charter"), a copy of which was attached as an appendix to the Company's proxy statement for its Special Meeting in Lieu of Annual Meeting of Stockholders held on December 30, 2004. A copy of the Audit Committee Charter is publicly available at the Company's principal executive office and can be obtained upon your request. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) the Company's financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company's independent public accounting firm. The Audit Committee is also responsible for the establishment of "whistle-blowing" procedures, and the oversight of other compliance matters. The Audit Committee held eight (8) meetings during fiscal 2004. See "Audit Committee Report" below.

        Compensation Committee.    Messrs. Fritzsche, Payne, Saravis and Vogel are currently the members of the Compensation Committee. The Compensation Committee operates pursuant to a written charter, a copy of which is publicly available at the Company's principal executive office and can be obtained upon your request. The primary functions of the Compensation Committee include (i) reviewing and approving the Company's executive compensation, (ii) reviewing the recommendations of the Chief Executive Officer regarding the compensation of senior officers, (iii) evaluating the performance of the Chief Executive Officer, and (iv) overseeing the administration of, and the approval of grants of stock options and other equity awarded under the Company's stock option plans. The Compensation Committee held two (2) meeting(s) during fiscal 2004.

        Nominating Committee.    The Nominating Committee of the Board of Directors was formed in October 2004. Messrs. Fritzsche, Payne, Saravis and Vogel are currently the members of the Company's Nominating Committee. The Nominating Committee operates pursuant to a written charter, a copy of which was attached as an appendix the Company's proxy statement for its Special Meeting in Lieu of Annual Meeting held on December 31, 2004. A copy of the Nominating Committee Charter is publicly available at the Company's principal executive office and can be obtained upon your request.

        The primary functions of the Nominating Committee are to (i) identify, review and evaluate candidates to serve as directors of the Company, (ii) serve as a focal point for communication between such candidates, the Board of Directors and management, and (iii) make recommendations of candidates to the Board of Directors for all directorships to be filled by the stockholders or the Board. The Nominating Committee held one (1) meeting during fiscal 2004.

        The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2006 Annual Meeting of Stockholders, it must follow the procedures described below under "Deadline for Receipt of Stockholder Proposals and Recommendations for Director."

Audit Committee Report

        The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2004 with management of the Company. The Audit Committee also discussed with Weinberg & Company, P.A. ("Weinberg"), the Company's independent auditors, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from Weinberg regarding their independence, and has discussed the matter with Weinberg.

        Based upon its review and discussions of the foregoing, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements for the year ended December 31, 2004 be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

Audit Committee:
R. Wayne Fritzsche J. Donald Payne Calvin A. Saravis, Ph.D. P. Thomas Vogel

Independent Auditor Fees and Other Matters

        The following is a summary of the fees billed to the Company by PricewaterhouseCoopers LLP ("PwC") prior to its resignation on August 22, 2003 and fees billed to the Company by Weinberg since its appointment on November 5, 2003 for professional services rendered for the fiscal years ended December 31, 2004 and December 31, 2003:

Fee Category	Fiscal 2004 Fees($)	Fiscal 2003 Fees($)
	Weinberg	Weinberg	PWC
Audit Fees	$190,675	150,616	71,325
Audit-Related Fees	0	0	20,000
Tax Fees	0	0	16,600
All Other Fees	0	0	3,000
Total Fees	$190,675	$150,616	$110,925

        Audit Fees.    Consists of aggregate fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PwC and Weinberg in connection with statutory and regulatory filings or engagements. Fiscal year 2003 PwC fees include two quarterly reviews, issuance of a fiscal year 2003 consent, and a final billing on fiscal year 2002 services provided.

        Audit-Related Fees.    Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." Fees billed by PwC in 2003 included $20,000 for services requested by the Special Oversight Committee of the Board of Directors.

        Tax Fees.    Consists of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal and state tax compliance and tax audit defense.

        All Other Fees.    In fiscal 2003, services provided by PwC included communications with Weinberg, the successor auditing firm.

Audit Committee Policy on Pre-Approval of Services of Independent Auditors

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of April 26, 2005 concerning beneficial ownership of Common Stock by each director and each Named Executive Officer in the Summary Compensation Table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. Unless otherwise noted, each person identified below possesses sole voting power and investment power with respect to the shares listed. This information is based upon information received from or on behalf of the named individuals.

Name*	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Richard T. Schumacher(1)(2)(3)* c/o Pressure BioSciences, Inc. 321 Manley Street West Bridgewater, MA 02379	637,907	24.98%
Kevin W. Quinlan(1)(4)	30,000	1.16%
Mark M. Manak, Ph.D.(4)	-0-	*
Calvin A. Saravis, Ph.D.(1)	55,000	2.11%
R. Wayne Fritzsche(1)	18,000	**
J. Donald Payne (1)	15,000	**
P. Thomas Vogel(1)	15,000	**
All Executive Officers and Directors as a group (7 Persons)(5)	770,907	30.13%

*
Address provided for beneficial owners of more than 5% of the Common Stock.

**
Less than 1% of the outstanding Common Stock.

(1)
Includes the following shares of Common Stock issuable upon exercise of options exercisable within 60 days after April 26, 2005: Mr. Schumacher—130,000; Mr. Quinlan—27,500; Dr. Saravis—55,000; Mr. Fritzsche—18,000; Mr. Payne—15,000; Mr. Vogel—15,000.

(2)
499,000 of Mr. Schumacher's shares of Common Stock have been pledged to the Company. Please see "Certain Relationships and Related Transactions" below.

(3)
Does not include 1,000 shares of Common Stock held by Mr. Schumacher's spouse as she exercises all voting and investment control over such shares.

(4)
In connection with the Company's sale of its BBI Diagnostics and BBI Biotech business units to SeraCare Life Sciences, Inc. ("SeraCare"), effective September 14, 2004, this individual's employment with the Company was terminated and such person became an employee of SeraCare.

(5)
Includes 260,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days after April 26, 2005 held by each of the persons named in this table.

Certain Relationships and Related Transactions

        In January 2002, the Company pledged a $1,000,000 interest bearing deposit at a financial institution to secure the Company's limited guaranty of loans in the aggregate amount of $2,418,000 from the financial institution to an entity controlled by Richard T. Schumacher, a director and the Company's current President and Chief Executive Officer. The loans from the financial institution to the entity controlled by Mr. Schumacher, which are personally guaranteed by Mr. Schumacher, were originally secured by collateral which included certain real property owned by Mr. Schumacher and all of his shares of Common Stock held in the Company. The Company's pledge was originally secured by a junior subordinated interest in the collateral provided by Mr. Schumacher to the financial institution. The Company's pledge of $1,000,000 was made to assist Mr. Schumacher in refinancing his indebtedness related to, among other things, his divorce settlement and to enable him to avoid the need to sell his Company Common Stock on the open market to satisfy his debts. The Company's Board of Directors and a special committee of the independent directors of the Board of Directors, evaluated a number of options and concluded that the pledge of the $1,000,000 interest bearing deposit was the best option and in the best interests of the Company's stockholders in the belief that it would, among other things, avoid selling pressure on the Company's Common Stock and relieve the financial pressures on Mr. Schumacher that could otherwise divert his attention from the Company.

        In January 2003, the $1,000,000 held in the interest bearing deposit account pledged to the financial institution to secure the Company's limited guaranty was used by the financial institution to satisfy the Company's limited guaranty obligation to the financial institution. As a result of the financial institution's use of the Company's pledged account, the Company now maintains a $1.0 million loan receivable, together with associated accrued interest, from Mr. Schumacher. In February 2005, Mr. Schumacher repaid in full all amounts owed to the financial institution using the proceeds he received in the Company's tender offer completed in February 2005 and the Company became the holder of a first priority security interest in all of Mr. Schumacher's Common Stock of the Company to secure the repayment of the Company's loan receivable and associated accrued interest from Mr. Schumacher.

        On February 14, 2003, the Company announced that its Board of Directors terminated Mr. Schumacher as Chairman and Chief Executive Officer, effective on that date. Mr. Schumacher remained as a director of the Company. Kevin W. Quinlan, the then acting President and Chief Operating Officer, continued to lead day-to-day operations. A Special Oversight Committee was appointed to oversee the management of the affairs of the Company until such time as a new Chief Executive Officer was employed.

        On July 9, 2003, the Company announced that Mr. Schumacher agreed to accept an engagement with the Company as an Executive Project Consultant to advise the Company with respect to the strategic direction of the Company's PCT and PBI Source Scientific, Inc. (formerly BBI Source Scientific, Inc.) activities and the Company's ownership interest in Panacos Pharmaceuticals, Inc. PBI Source Scientific, Inc. was the Company's California-based instrument subsidiary, which developed and manufactured the PCT Barocycler™ instrument. As part of this engagement, Mr. Schumacher continued to reevaluate the ongoing business prospects for both the Company's laboratory instrumentation segment and PCT activities. On February 9, 2004, the Company announced it had extended until December 31, 2004 the Executive Consultant Agreement it had with Mr. Schumacher. Under the terms of the Executive Consultant Agreement, Mr. Schumacher served in an advisory role directing the Company's PCT and PBI Source Scientific activities, the Company's interest in Panacos Pharmaceuticals, Inc. and such other duties as the President or the Board of Directors of the Company assigned to him. In addition to these responsibilities, Mr. Schumacher also continued his lead role in working with William Blair & Co., the investment banking firm retained by the Company in October 2002. In connection with his Executive Consultant Agreement, Mr. Schumacher was paid an annualized salary of $250,000. In addition to his salary, Mr. Schumacher was eligible to receive, at the discretion of the Company's Board of Directors, a bonus in an amount to be determined by the Board of Directors in recognition of the successful completion of his duties and responsibilities under the Agreement, and he was also eligible to participate in the Company's health and medical insurance, disability insurance, group life insurance and group travel insurance, and 401(k) retirement plans.

        Following the signing of the asset purchase agreement for the sale of substantially all of the assets of the Company's BBI Diagnostics and BBI Biotech business units to SeraCare, on April 16, 2004, the Company's Board of Directors announced the appointment of Mr. Schumacher to the Company's open position of Chief Executive Officer (CEO), effective on that date. Since then, Mr. Schumacher has been employed pursuant to the terms of his existing consulting agreement. Effective on September 14, 2004, concurrent with the closing of the Company's sale of substantially all of the assets of its BBI Diagnostics and BBI Biotech business units to SeraCare, Kevin W. Quinlan, the Company's then acting President, Chief Operating Officer and Treasurer, resigned from all of such offices and became employed by SeraCare. On that same date, Mr. Schumacher, the Company's Chief Executive Officer, was appointed to replace Mr. Quinlan as President and Treasurer of the Company. Mr. Quinlan and Mr. Schumacher each continued to serve as a director of the Company.

Compensation of Directors

        Effective January 1, 2004, compensation for independent members of the Board of Directors was set at a monthly stipend of $2,000, of which $1,000 is compensation for attending full Board meetings (whether telephonic or in-person) and $1,000 is compensation for attending committee meetings. There is no limit to the number of full Board or committee meetings called. No independent member of the Board of Directors receives more than $2,000 per month regardless of the number of meetings attended. In addition to cash compensation, each independent member of the Board of Directors also receives a one-time grant of 10,000 fully vested, non-qualified stock options, as well as an annual grant of 5,000 fully vested, nonqualified stock options under the Company's 1999 Non-Qualified Stock Option Plan. The initial set of stock options is granted as soon as feasible after joining the Board of Directors and the annual stock options grant is generally awarded on the first business day of March each year. Cash compensation is generally paid in the first payroll period of each fiscal quarter.

PROPOSAL NO. 2
ADOPTION OF THE 2005 EQUITY INCENTIVE PLAN

        At the Meeting, the stockholders will be requested to consider and act upon a proposal to approve the adoption of the Pressure BioSciences, Inc. 2005 Equity Incentive Plan (the "2005 Equity Incentive Plan"), a new stock option plan under which stock options, restricted stock and other stock-based awards in the Company may be awarded to eligible participants. On May 2, 2005, the Board of Directors of the Company adopted the 2005 Equity Incentive Plan, subject to stockholder approval. The following paragraphs represent a summary description of the 2005 Equity Incentive Plan qualified in its entirety by reference to the full text of the 2005 Equity Incentive Plan, which is attached hereto as Exhibit A.

  Description of the 2005 Equity Incentive Plan

        Purpose and Eligibility.    The purpose of the 2005 Equity Incentive Plan is to award stock options, stock issuances and other equity interests in the Company (each, an "Award") to employees, officers, directors, consultants and advisors of the Company and its subsidiaries and to any other persons the Board of Directors determines to have made or is expected to make contributions to the Company. There are currently twelve persons (consisting of employees, officers and directors) eligible to receive Awards under the 2005 Equity Incentive Plan.

        Administration.    The 2005 Equity Incentive Plan will be administered by the Board of Directors, a committee of the Board of Directors or, to the extent permitted by applicable law, by one or more executive officers of the Company designated by the Board of Directors (such committee and designee(s) together with the Board of Directors are hereinafter referred to as the "Board") as permitted under the 2005 Equity Incentive Plan. It is expected that the 2005 Equity Incentive Plan will be administered by the Company's Compensation Committee, which currently consists of three independent directors. The Board will have authority to grant and amend Awards, to adopt, amend and repeal rules relating to the 2005 Equity Incentive Plan, and to interpret, construe and determine the terms and provisions of the 2005 Equity Incentive Plan and any Award.

        Shares Subject to the 2005 Equity Incentive Plan.    Subject to stockholder approval, a maximum of 1,000,000 shares of Common Stock of the Company will be available for issuance under the 2005 Equity Incentive Plan. No participant in the 2005 Equity Incentive Plan may be granted Awards during any one fiscal year to purchase or with respect to more than 75,000 shares of Common Stock. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, without having been exercised in full, the unissued shares of Common Stock covered by such Award shall again be available for grant of Awards under the 2005 Equity Incentive Plan. If shares of Common Stock issued pursuant to the 2005 Equity Incentive Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the 2005 Equity Incentive Plan. No awards have been made under the 2005 Equity Incentive Plan.

        Subject to the terms of the 2005 Equity Incentive Plan, in the event of a stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, exchange of shares, liquidation, spin-off, split-up or other similar action, (i) the number and class of securities available for Awards under the 2005 Equity Incentive Plan and the per-participant share limit, (ii) the number and class of securities and vesting schedule for outstanding Awards and the exercise price per share subject to each outstanding Award, (iii) the repurchase price per share subject to repurchase and (iv) the terms of each outstanding Award, shall be adjusted by the Company to the extent the Board shall determine, in good faith, that such an adjustment is appropriate.

        Awards under the 2005 Equity Incentive Plan.    Awards under the 2005 Equity Incentive Plan may take the form of stock options (either incentive stock options or non-qualified stock options), restricted stock and other stock-based awards, such as stock appreciation rights, phantom stock awards or stock units. Subject to certain restrictions set forth in the 2005 Equity Incentive Plan, the Board will have the complete and absolute authority to set the terms, conditions and provisions of each Award, including the size of the Award, the exercise or base price, the vesting and exercisability schedule (including provisions regarding acceleration or extension of vesting and exercisability), the repurchase rights, and termination, cancellation and forfeiture provisions. Each Award under the 2005 Equity Incentive Plan shall be evidenced by a written instrument in such form as the Board shall determine and may contain terms and conditions in addition to those set forth in the 2005 Equity Incentive Plan, provided that such terms and conditions do not contravene the provisions of the 2005 Equity Incentive Plan or applicable law. The terms of each type of Award need not be identical and the Board need not treat participants uniformly. No Awards may be granted under the 2005 Equity Incentive Plan after May 2, 2015.

        The Board shall be subject to the following specific restrictions regarding the types and terms of specific Awards.

        The terms and conditions of incentive stock options shall be subject to and comply with section 422 of the Internal Revenue Code, as amended and any regulations thereunder. No incentive stock option granted under the 2005 Equity Incentive Plan may be exercisable more than ten years after the date of grant (five years after the date of grant for incentive stock options granted to holders of more than ten percent of the Common Stock). Incentive stock options may be granted only to employees of the Company.

        The exercise price for stock options must at least equal the par value of the Common Stock. The exercise price for incentive stock options must be at least equal the fair market value of the Common Stock on the date of grant, and, in the case of incentive stock option granted to the holders of more than ten percent of the Common Stock, the exercise price must be at least 110% of the fair market value of the Common Stock on the date of the grant.

        The Board will determine whether Awards granted pursuant to the 2005 Equity Incentive Plan are settled in whole or in part in cash, Common Stock, or such other lawful consideration as the Board may deem appropriate. The Company may deduct from payments of any kind otherwise due a participant any federal, state or local taxes of any kind required to be withheld in connection with an

Award. In the Board's discretion, tax obligations required to be withheld in respect of an Award may be paid in whole or in part in shares of Common Stock, including shares retained from such Award. The Board will determine the effect on the Award of the death, disability, or retirement or other termination of employment of a participant and the extent to which and period during which the participant's legal representative, guardian or designated beneficiary may receive payment of an Award or exercise rights thereunder.

        The Board may grant Awards entitling participants to acquire shares of Common Stock, subject to (i) the delivery to the Company by the participant of a check in the amount of at least equal to the par value of the shares of Common Stock purchased, and (ii) the right of the Company to repurchase all or part of such shares of Common Stock at their issue price or other stated or formula price from the participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period established by the Board for such Award. These Awards are referred to as restricted stock Awards. The Board shall determine the terms and conditions of any such restricted stock Award.

        The Board also has the right to grant other Awards based upon the Common Stock of the Company, such Awards having such terms and conditions as the Board may determine, including, without limitation, the grant of shares of Common Stock based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

        Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the participant to whom they are granted, except by will or the laws of descent and distribution, and during the life of the participant, shall be exercisable only by the participant; provided, however, that nonqualified stock options may be transferred pursuant to a qualified domestic relations order or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the nonqualified stock option which are applicable to the participant.

        Unless otherwise expressly provided in the applicable Award, upon the occurrence of an acquisition of the Company (as defined in the 2005 Equity Incentive Plan), the Board shall in its sole discretion as to outstanding Awards (on the same basis or on different bases), take one or more of the following actions: (i) make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity; (ii) accelerate the date of exercise or vesting of such Awards or any installment of any such Awards; (iii) permit the exchange of all Awards for the right to participate in any stock option or other employee benefit plan of any successor corporation; and (iv) provide for the termination of any such Awards immediately prior to the consummation of the acquisition, provided that no such termination will be effective if the acquisition is not consummated. An "acquisition" is defined in the 2005 Equity Incentive Plan as any merger, business combination, consolidation or purchase of outstanding capital stock of the Company in which the persons who were the beneficial owners of the outstanding Common Stock of the Company immediately prior to such transaction do not, following such transaction, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such transaction (other than as a result of a financing transaction); or any sale of all or substantially all of the capital stock or assets of the Company.

        The Board of Directors of the Company may amend, suspend or terminate the 2005 Equity Incentive Plan or any portion thereof at any time; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations.

  Federal Income Tax Consequences

        The following general discussion of the United States federal income tax consequences of Awards granted under the 2005 Equity Incentive Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current regulations promulgated and proposed thereunder, existing public and private administrative rulings and pronouncements of the Internal Revenue Service, and judicial decisions, all of which are subject to change (perhaps with retroactive effect). This discussion is not intended to be a complete discussion of all of the federal income tax consequences of the 2005 Equity Incentive Plan or of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state, local or foreign tax laws. In addition, because tax consequences may vary and certain exceptions may apply depending upon personal circumstances of individuals, each participant should consider his or her personal situation and consult with his or her tax advisor with respect to the specific tax consequences applicable to him or her.

        Incentive Stock Options.    An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

        An option holder generally will recognize taxable income upon the disposition of the shares of Common Stock received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" (as defined below) will be taxable as long-term capital gain.

        A "disqualifying disposition" means any disposition of shares of Common Stock acquired on the exercise of an incentive stock option where such disposition occurs within two years of the date the stock option was granted or within one year of the date the shares were transferred to the option holder. The use of the shares acquired pursuant to the exercise of an incentive stock option to pay the option exercise price under another incentive stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, the holder will have ordinary income in an amount equal to the excess, if any, of (i) the lesser of (a) the fair market value of the shares on the date of exercise or (b) the amount actually realized on the disposition over (ii) the option exercise price. In addition, such holder would realize further gain or loss equal to the difference between the amount realized and the fair market value of the shares on the date of exercise (in the case of a gain) or the option price (in the case of a loss). Such further gain or loss would be either a long-term or short-term capital gain or loss, depending on the option holder's holding period for the shares. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the stock option was held. In the case of a gift or certain other transfers, the amount of ordinary income taxable to the option holder is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

        In general, in the year of exercise of an incentive stock option, an option holder must compute the excess of the fair market value of the shares issued upon exercise over the exercise price and include this amount in the calculation of his or her alternative minimum taxable income. Because of the many adjustments that apply to the computation of the alternative minimum tax, it is not possible to predict the application of the tax to any particular option holder. However, an option holder may owe alternative minimum tax even though he or she has not disposed of the shares or otherwise received any cash with which to pay the tax. The alternative minimum tax rate is now higher than the rate applicable to long-term capital gains.

        The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option if the option holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable ordinary income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

        Nonqualified Stock Options.    The recipient of a non-qualified stock option under the 2005 Equity Incentive Plan generally will not recognize any taxable income at the time the stock option is granted. Upon exercise, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock received on the date of exercise over the option exercise price. Upon a subsequent sale of the shares, long-term or short-term capital gain or loss (depending upon the holding period) will generally be recognized equal to the difference between the amount realized over the fair market value of the shares on the date of exercise. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the stock option was held.

        Certain option holders are subject to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") upon their sale of shares of Common Stock. If an option holder is subject to Section 16(b), the date on which the fair market value of the shares is determined may similarly be postponed. The IRS regulations have not yet been amended to conform with the most recent revision to Section 16(b). However, it is generally anticipated that the date on which the fair market value of the shares is determined (the "Determination Date") will be postponed to the earlier of (i) the date six months after the date the stock option was granted, or, if earlier, (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of Common Stock prior to his or her exercise of the stock option. On the Determination Date, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock at that time over the option exercise price.

        The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

        Section 162(m) of the Code generally limits the deductibility of compensation paid to the chief executive officer and the four other highest paid officers to $1,000,000 per year. Performance-based compensation is not subject to this limitation on deductibility. Compensation qualifies as performance-based only if it is payable on account of the attainment of one or more performance goals and certain other requirements are satisfied.

        In the case of a nonqualified stock option, an option holder who pays the option exercise price, in whole or in part, by delivering shares of Common Stock already owned by him or her will generally recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. However, if shares received on the exercise of an incentive stock option are used to exercise a nonqualified stock option within the time periods that apply to a disqualifying disposition, then the rules for disqualifying dispositions, described above, will apply. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of the shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

        Restricted Stock Awards.    Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse, unless a Section 83(b) election is made. A participant may elect to recognize income at the time of grant, in which case the fair market value of the stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. In order to be effective, the Section 83(b) election must be made and filed with the IRS within 30 days after grant. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

        Other Awards.    In the case of other Awards, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or the date of delivery of the underlying shares and the Company will generally be entitled to a corresponding tax deduction.

Vote Required to Adopt the 2005 Equity Incentive Plan

        The affirmative vote of the holders of a majority of the holders of the Company's Common Stock present in person or by proxy at the Meeting and entitled to vote thereon is required for the approval of Proposal No. 2. The Board of Directors recommends that stockholders vote FOR the adoption of the 2005 Equity Incentive Plan.

Equity Compensation Plan Information

        The Company maintain a number of equity compensation plans for employees, officers, directors and other entities and individuals whose efforts contribute to the Company's success. The table below sets forth certain information as of the fiscal year ended December 31, 2004 regarding the shares of the Company's Common Stock available for grant or granted under its equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)(3)	1,064,342	$2.93	202,126
Equity compensation plans not approved by security holders(2)	142,556	$3.58	0
Total	1,206,898	$3.00	202,126

(1)
Includes the following plans: 1987 Non-Qualified Stock Option Plan, 1999 Non-Qualified Stock Option Plan, Employee Stock Option Plan, and 1999 Employee Stock Purchase Plan. As of December 31, 2004, the Company's Employee Stock Option Plan has been suspended.

(2)
Includes the following plans: (i) options to purchase 7,000 shares of Common Stock granted to a former employee upon hiring him: and (ii) warrants to purchase 135,556 shares of common stock issued to the purchasers of convertible debentures issued in August 2000. A description of each of these plans is as follows:

  (i)    In January 1999, the Company granted non-qualified options to purchase 40,000 shares of Common Stock to a former officer of the Company at an exercise price of $3.25 per share upon the hiring of such officer. These options expire in January 2009.

  (ii)    On August 25, 2000, the Company entered into Securities Purchase Agreements providing for the issuance of $3,250,000 (face value) 3% Senior Subordinated Convertible Debentures due August 25, 2003. In connection with this transaction, the Company issued warrants, to purchase up to 135,556 shares of the Company's common stock at an exercise price of $3.60 per share. As of December 31, 2004, warrants to purchase 135,556 shares of common stock remained outstanding. These warrants expire in August 2005.

(3)
In connection with the Company's tender offer which was completed in February 2005, 754,275 options were exercised and the shares issued upon exercise were tendered, leaving approximately 310,000 outstanding stock options as of February 28, 2005 and an additional 4,800 shares remaining available for future stock option awards under the 1999 Non-Qualified Stock Option Plan.

  Summary of Executive Compensation of Executive Officers

        The following Summary Compensation Table sets forth the compensation during the last three fiscal years of (i) each person who served as Chief Executive Officer during fiscal year 2004, and (ii) the only two other executive officers of the Company who were executive officers during a part of fiscal year 2004, but were not serving as executive officers at the end of fiscal year 2004, whose total annual salary and bonus, if any, exceeded $100,000 for services in all capacities to the Company during the fiscal year ended December 31, 2004 (collectively, the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation				Long Term Compensation
Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Other Annual Compensatio		Securities Underlying Stock Options(#)	All Other Compensation ($)(6)
Richard T. Schumacher, Chief Executive Officer(1)(2)	12/31/04 12/31/03 12/31/02	$247,916 201,862 245,866	— — —	$-0- 123 1,019	(5) (5)	$-0- -0- 90,000	$5,405 5,731 6,616	(3)(4) (3)(4) (3)(4)
Kevin W. Quinlan, President and Chief Operating Officer, Treasurer and Director(7)	12/31/04 12/31/03 12/31/02	$142,604 194,250 191,769	— — —	$2,458 3,513 2,973	(5) (5) (5)	$-0- -0- 107,000	$2,666 2,909 2,909	(3)(4) (3)(4) (3)(4)
Mark M. Manak, Ph.D. Senior Vice President and General Manager, BBI Biotech(7)	12/31/04 12/31/03 12/31/02	$107,473 147,000 147,000	— — —	— — —		$-0- -0- 46,500	$938 676 675	(4) (4) (4)

(1)
In January 2002, the Company pledged a $1,000,000 interest bearing deposit at a financial institution to provide additional security for loans in the aggregate amount of $2,418,000 from the financial institution to an entity controlled by Mr. Schumacher. In January 2003, the $1,000,000 pledged to the financial institution was used to satisfy the Company's guaranty obligation to the financial institution. For a detailed description of the terms of these transactions, please see "Certain Relationships and Related Transactions" in this proxy statement.

(2)
On February 14, 2003, the Company announced that it had terminated Mr. Schumacher as Chairman of the Board and Chief Executive Officer. Mr. Schumacher remained a director of the Company. On July 9, 2003, the Company announced Mr. Schumacher agreed to accept an engagement with the Company as an Executive Project Consultant to advise the Company with respect to the strategic direction of the Company's PCT and PBI Source Scientific activities and the Company's ownership interest in Panacos Pharmaceuticals, Inc. In February 2004, this agreement was extended through December 31, 2004. Effective April 16, 2004, Mr. Schumacher was reappointed as Chief Executive Officer of the Company. The salary data for 2003 for Mr. Schumacher covers the period January 1, 2003 through and including February 13, 2003 prior to his termination, and includes $41,353 of accrued vacation earned and paid subsequent to February 13, 2003 and $125,962 of salary earned and paid to Mr. Schumacher in his capacity as a consultant to the Company from June 30, 2003 to December 31, 2003. The amounts for 2003 also includes $3,778 of fees paid to Mr. Schumacher in his capacity as a director from February 13, 2003 through June 30, 2003. The salary data for 2004 for Mr. Schumacher covers the period January 1, 2004 through April 15, 2004 during which period Mr. Schumacher served as a consultant to the Company, and the period April 16, 2004 through December 31, 2004 during which period Mr. Schumacher served as the Company's Chief Executive Officer. For a description of the terms of the Company's agreement with Mr. Schumacher including compensation arrangements, please see "Certain Relationships and Related Transactions" in this proxy statement.

(3)
Includes the value of premiums paid for term life and disability insurance policies. Included in the year 2004 amounts are the value of premiums for term life and disability insurance, respectively, for Mr. Schumacher ($4,550 and $0) and for Mr. Quinlan ($0 and $1,970). Included in the year 2003 amounts are the value of premiums for term life and disability insurance, respectively, for Mr. Schumacher ($4,450 and $498) and for Mr. Quinlan ($0 and $1,970). Included in the year 2002 amounts are the value of premiums for term life and disability insurance, respectively, for Mr. Schumacher ($3,382 and $1,992) and for Mr. Quinlan ($0 and $1,970).

(4)
Includes the value of imputed income from group life insurance.

(5)
Consists of personal use of a Company vehicle.

(6)
Year 2004 compensation excludes the following amounts pursuant to Company matching contributions associated with year 2004 participation in the Company's 401K plan: Mr. Schumacher—$1,782; Mr. Quinlan—$1,697; and Dr. Manak—$1,101; Year 2003 compensation excludes the following amounts pursuant to Company matching contributions associated with year 2003 participation in the Company's 401K plan: Mr. Schumacher—$1,940; Mr. Quinlan—$1,951; and Dr. Manak—$1,470. Year 2002 compensation excludes the following amounts pursuant to Company matching contributions associated with year 2002 participation in the Company's 401K plan: Mr. Schumacher—$2,000; Mr. Quinlan—$1,918; and Dr. Manak—$1,470.

(7)
In connection with the Company's sale of its BBI Diagnostics and BBI Biotech business units to SeraCare, effective September 14, 2004, this individual's employment with the Company was terminated and such person became an employee of SeraCare. Mr. Quinlan continued to serve as a director of the Company after September 14, 2004.

        The following table sets forth certain information with respect to the stock options granted to and exercised by the Named Executive Officers during fiscal 2004 and the aggregate number and value of options exercisable and unexercisable held by the Named Executive Officers during fiscal 2004.

Option Grants in Fiscal Year 2004

        There were no options granted by the Company to any of the Named Executive Officers in fiscal year 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
			Number of Securities Underlying Unexercised Options at Year End(#)(2)		Value of Unexercised In-the-Money Options At Year End($)(3)
	Shares Acquired on Exercise(#)
Name		Value Realized ($)(1)
			Exercisable	Un-exercisable	Exercisable	Un-exercisable
Richard T. Schumacher(4)	-0-	-0-	130,000	-0-	$68,300	$-0-
Kevin W. Quinlan(4)	-0-	-0-	146,000	-0-	72,210	-0-
Mark M. Manak, Ph.D.(4)	-0-	-0-	55,000	-0-	27,805	-0-

(1)
The "value realized" represents the excess of the fair market value over the purchase price at the time of purchase based upon the closing price of the Common Stock on the Nasdaq National Market on the date of exercise, minus the respective option exercise price. No Named Executive Officers exercised any stock options of the Company in fiscal year 2004.

(2)
Includes the number of shares underlying both "exercisable" (i.e., vested) and "un-exercisable" (i.e., unvested) stock options as of December 31, 2004.

(3)
The values of "in-the-money" options reflect the positive spread between the exercise price of any such existing stock options and the closing year-end per share price of the Common Stock of $3.37, as quoted on the Nasdaq National Market on December 31, 2004.

(4)
In connection with the Company's issuer tender offer completed in February 2005, Mr. Schumacher, Mr. Quinlan and Dr. Manak exercised stock options to purchase 0, 136,000 and

  55,000 shares, respectively, and tendered the shares issued upon such exercise in exchange for $3.50 per share tendered.

OTHER MATTERS

Information Regarding Change in Independent Auditors

        The Company was notified on August 22, 2003 that PricewaterhouseCoopers LLP ("PwC") had resigned as the Company's independent accountants, effective August 22, 2003. The Company had a close working relationship with PwC over the prior ten years since their engagement in 1993 as the Company's independent accountants, and the Company expressed its disappointment at this development. During the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002, and through August 22, 2003, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years.

        On November 5, 2003, the Audit Committee of the Board of Directors of the Company engaged Weinberg & Company, P. A. to act as the Company's independent accountants for the remainder of fiscal 2003 effective immediately. During the fiscal years ended December 31, 2001 and 2002 and through August 22, 2003, neither the Company nor anyone on its behalf consulted with Weinberg & Company P.A. with respect to any matters or events including any matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Disclosure of Relationships with Independent Accountants

        The Audit Committee of the Board of Directors has not selected its independent accountants to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2005. The Audit Committee plans to review and evaluate Weinberg & Company, P.A., the Company's independent accountants since November 2003, and other qualified independent accountants, and will select an independent accounting firm in sufficient time to conduct the audit of the Company's financial statement for fiscal year 2005.

        A representative of Weinberg & Company, P.A. is not expected to be present at the Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and Nasdaq. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such filings it has received and written representations from certain reporting persons, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended December 31, 2004.

Code of Ethics

        Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company's principal executive officer and principal financial officer, principal accounting officer and controller, and other persons performing similar functions. The Company will provide a copy of its Code of Ethics to any person without charge upon request to the Clerk of the Company, Pressure BioSciences, Inc., 321 Manley Street, West

Bridgewater, MA 02379. If the Company makes any amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to the Company's principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions, the Company will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver in a report on Form 8-K.

Other Proposed Action

        The Board of Directors knows of no matters which may come before the Meeting other than the matters described in this proxy statement. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

        Proposals which stockholders intend to present at the Company's 2006 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than January 11, 2006.

        Stockholders who wish to make a proposal at the Company's 2006 Annual Meeting of Stockholders-other than one that will be included in the Company's proxy materials—should notify the Company no later than March 27, 2006. If a proponent who wishes to present such a proposal at the Meeting fails to notify the Company by this date, the proxies solicited by the Board of Directors, with respect to such Meeting, may grant discretionary authority to the proxies named therein, to vote with respect to such matter if such matter is properly brought before the Meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

        Stockholders may make recommendations to the Nominating Committee of candidates for its consideration as nominees for director at the Company's 2006 Annual Meeting of Stockholders by submitting the name, qualifications, experience and background of such person, together with a statement signed by the nominee in which he or she consents to act as such, to the Nominating Committee, c/o Clerk, Pressure BioSciences, Inc., 321 Manley Street, West Bridgewater, MA 02379. Generally, under the Company's Bylaws, notice of such recommendations should be submitted in writing not later than 90 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain specified information and conform to certain requirements set forth in the Company's Bylaws. The Company will accept from stockholders recommendations for nominees for director to be considered in connection with the Company's 2006 Annual Meeting of Stockholders no later than March 18, 2006. In addition, any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating Committee's charter, a copy of which may be obtained from the Company by written request sent to its principal executive offices. The Nominating Committee may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth herein or in the Company's Bylaws.

Stockholder Communications

        Any stockholder wishing to communicate with any of the Company's directors regarding the Company may write to the director, c/o Clerk, Pressure BioSciences, Inc., 321 Manley Street, West Bridgewater, MA 02379. The Clerk will forward these communications directly to the director(s).

Incorporation By Reference

        To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Audit Committee Report" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-KSB

        Additional copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as amended, and as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Clerk, Pressure BioSciences, Inc., 321 Manley Street, West Bridgewater, Massachusetts 02379.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

EXHIBIT A

PRESSURE BIOSCIENCES, INC.
2005 EQUITY INCENTIVE PLAN

        1.    Purpose and Eligibility.    The purpose of this 2005 Equity Incentive Plan (the "Plan") of Pressure BioSciences, Inc., a Massachusetts corporation (the "Company") is to provide stock options, stock issuances and other equity interests in the Company (each, an "Award") to (a) employees, officers, directors, consultants and advisors of the Company and its Parents and Subsidiaries, and (b) any other Person who is determined by the Board to have made (or is expected to make) contributions to the Company. Any person to whom an Award has been granted under the Plan is called a "Participant." Additional definitions are contained in Section 10.

        2.    Administration.

          a.    Administration by Board of Directors.    The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret, construe and determine the terms and provisions of the Plan and any Award. The Board shall have authority, subject to the express limitations of the Plan, (i) to determine the terms and provisions of the respective Stock Option Agreements and Awards, which need not be identical, (ii) to initiate an Option Exchange Program, and (iii) to make all other determinations in the judgment of the Board necessary or desirable for the administration and interpretation of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement or Award in the manner and to the extent it shall deem expedient to carry the Plan, any Stock Option Agreement or Award into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

          b.    Appointment of Committee.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean such Committee or the Board.

          c.    Delegation to Executive Officers.    To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

          d.    Applicability of Section Rule 16b-3.    Notwithstanding anything to the contrary in the foregoing if, or at such time as, the Common Stock is or becomes registered under Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act"), or any successor statute, the Plan shall be administered in a manner consistent with Rule 16b-3 promulgated thereunder, as it may be amended from time to time, or any successor rules ("Rule 16b-3"), such that all subsequent grants of Awards hereunder shall be exempt under such rule. Those provisions of the Plan which make express reference to Rule 16b-3 or which are required in order for certain Award transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16 (a) of the Exchange Act (a "Reporting Person").

          e.    Applicability of Section 162 (m).    Those provisions of the Plan which are required by or make express reference to Section 162 (m) of the Code or any successor section of the Code ("Section 162 (m)") shall apply only upon the Company's becoming a company that is subject to Section 162 (m). Notwithstanding any provisions in this Plan to the contrary, whenever the Board is authorized to exercise its discretion in the administration or amendment of this Plan or any Award hereunder or otherwise, the Board may not exercise such discretion in a manner that would cause any outstanding Award that would otherwise qualify as performance-based compensation under Section 162 (m) to fail to so qualify under Section 162 (m).

        3    Stock Available for Awards.

          a.    Number of Shares.    Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the "Common Stock") that may be issued pursuant to the Plan is 1,000,000. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, without having been exercised in full, the unissued shares of Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

          b.    Per-Participant Limit.    Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase or with respect to more than 75,000 shares of Common Stock.

          c.    Adjustment to Common Stock.    Subject to Section 7, in the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or similar event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities of, and vesting schedule for outstanding Awards, and the exercise price per share subject to each outstanding Option, (iii) the repurchase price per share subject to repurchase, and (iv) the terms of each outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

        4.    Stock Options.

          a.    General.    The Board may grant options to purchase shares of Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the terms and conditions of each Option, including the conditions and limitations applicable to the exercise of each Option and the shares of Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws. Each Option will be evidenced by a Stock Option Agreement, consisting of a Notice of Stock Option Award and a Stock Option Award Agreement (collectively, a "Stock Option Agreement").

          b.    Incentive Stock Options.    An Option that the Board intends to be an incentive stock option (an "Incentive Stock Option") as defined in Section 422 of the Code or any successor statute ("Section 422"), shall be granted only to an employee of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 and the regulations thereunder. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a "Nonstatutory Stock Option" or "Nonqualified Stock Option."

          c.    Dollar Limitation.    For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000. The amount of Incentive Stock Options which exceed such $100,000 limitation shall be deemed to be Nonqualified Stock Options. For the purpose of this limitation, unless otherwise required by the Code or determined by the Board, Options shall be taken into account in the order granted, and the Board may designate that portion of any Incentive Stock Option that shall be treated as a Nonqualified Stock Option in the event that the provisions of this paragraph apply to only a portion of any Option. The designation described in the preceding sentence may be made at such time as the Board considers appropriate, including after the issuance of the Option or at the time of its exercise.

          d.    Exercise Price.    The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement. The exercise price for any Option may not be less than the par value of the Common Stock. Without limiting the foregoing, in the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns capital stock representing more than ten percent (10%) of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, then the exercise price shall be no less than 110% of the fair market value of the Common Stock on the date of grant. In the case of a grant of an Incentive Stock Option to any other Participant, the exercise price shall be no less than 100% of the fair market value of the Common Stock on the date of grant.

          e.    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Stock Option Agreement; provided, that the term of any Incentive Stock Option may not be more than ten (10) years from the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns capital stock representing more than ten percent (10%) of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the Option shall be no longer than five (5) years from the date of grant.

          f.    Exercise of Option.    Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(g) and the Stock Option Agreement for the number of shares for which the Option is exercised.

          g.    Payment Upon Exercise.    Shares of Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment as permitted by the Board in its sole and absolute discretion:

            i.      by check payable to the order of the Company;

            ii.     to the extent explicitly provided in the applicable Stock Option Agreement, by delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable Stock Option Agreement); or

            iii.    payment of such other lawful consideration as the Board may determine.

  Except as otherwise expressly set forth in a Stock Option Agreement, the Board shall have no obligation to accept consideration other than cash and in particular, unless the Board so expressly provides, in no event will the Company accept the delivery of shares of Common Stock that have not been owned by the Participant at least six months prior to the exercise. The fair market value of any shares of Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined in such manner as may be prescribed by the Board.

          h.    Acceleration, Extension, Etc.    The Board may, in its sole discretion, and in all instances subject to any relevant tax and accounting considerations which may adversely impact or impair the Company, (i) accelerate the date or dates on which all or any particular Options or Awards granted under the Plan may be exercised, (ii) extend the dates during which all or any particular Options or Awards granted under the Plan may be exercised or vest, or (iii) accelerate the date or dates on which the Company's right to repurchase all or any particular shares of Common Stock that are subject to an Award shall terminate.

          i.    Determination of Fair Market Value.    If, at the time an Option is granted under the Plan, the shares of Common Stock are publicly traded under the Exchange Act, "fair market value" shall mean (i) if the shares of Common Stock are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, fair market value shall be the last reported sales price for such Common Stock (on that date) or the closing bid, if no sales were reported as quoted on such exchange or system as reported in The Wall Street Journal or such other source as the Board deems reliable; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the shares of Common Stock are not reported on a national market system. In the absence of an established market for the shares of Common Stock, the fair market value thereof shall be determined in good faith by the Board after taking into consideration all factors which it deems appropriate.

        5.    Restricted Stock.

          a.    Grants.    The Board may grant Awards entitling Participants to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

          b.    Terms and Conditions.    The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

        6.    Other Stock-Based Awards.    The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

        7.    General Provisions Applicable to Awards.

          a.    Transferability of Awards.    Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that Nonstatutory Stock Options may be transferred pursuant to a qualified domestic relations order (as defined in the Employee Retirement Income Security Act of 1974, as amended) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Option which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

          b.    Documentation.    Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law.

          c.    Board Discretion.    The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

          d.    Additional Award Provisions.    The Board may, in its sole discretion, include additional provisions in any Stock Option Agreement or other Award granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to Participants upon exercise of Awards, or transfer other property to Participants upon exercise of Options, or such other provisions as shall be determined by the Board; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan or applicable law.

          e.    Termination of Status.    The Board shall determine the effect on an Award of the disability (as defined in Code Section 22(e)(3)), death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

          f.    Acquisition of the Company.

            i.      Unless otherwise expressly provided in the applicable Stock Option Agreement or Award, upon the occurrence of an Acquisition (as defined below), the Board shall, in its sole discretion as to outstanding Awards (on the same basis or on different bases, as the Board shall specify), take one or more of the following actions:

              A.    make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares of Common Stock then subject to such Awards either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (y) shares of capital stock of the surviving or acquiring corporation or (z) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition;

              B.    accelerate the date of exercise or vesting of such Awards or of any installment of any such Awards;

              C.    permit the exchange of all Awards for the right to participate in any stock option or other employee benefit plan of any successor corporation; and

              D.    provide for the termination of any such Awards immediately prior to the consummation of the Acquisition; provided that no such termination will be effective if the Acquisition is not consummated.

          g.    Acquisition Defined.    An "Acquisition" shall mean: (i) any merger, business combination, consolidation or purchase of outstanding capital stock of the Company in which the persons who were the beneficial owners of the outstanding Common Stock of the Company immediately prior to such transaction do not, following such transaction, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such transaction (other than as a result of a financing transaction); or (ii) any sale of all or substantially all of the capital stock or assets of the Company (other than in a spin-off or similar transaction).

          h.    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Board in its sole discretion may provide for a Participant to have the right to exercise his or her Option or Award until fifteen (15) days prior to such transaction as to all of the shares of Common Stock covered by the Option or Award, including shares as to which the Option or Award would not otherwise be exercisable, which exercise may in the sole discretion of the Board, be made subject to and conditioned upon the consummation of such proposed transaction. In addition, the Board may provide that any Company repurchase option applicable to any shares of Common Stock purchased upon exercise of an Option or Award shall lapse as to any or all such shares of Common Stock, provided the proposed dissolution and liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate upon the consummation of such proposed action.

          i.    Assumption of Options Upon Certain Events.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

          j.    Parachute Payments and Parachute Awards.    Notwithstanding the provisions of Section 7(f), if, in connection with an Acquisition described therein and defined in Section 7(g), a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the "Parachute Awards"); provided, however, that if the "aggregate present value" of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Acquisition, then the Parachute Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the "aggregate present value" of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 7(j) shall be made by the Company.

          k.    Amendment of Awards.    The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise, vesting or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

          l.    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

          m.    Acceleration.    The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

        8.    Withholding.    The Company shall have the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan or the purchase of shares subject to an Award. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Participant may elect to satisfy such obligation, in whole or in part, (a) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or the purchase of shares subject to an Award or (b) by delivering to the Company shares of Common Stock already owned by the Participant. The shares so delivered or withheld shall have a fair market value of the shares used to satisfy such withholding obligation as shall be determined by the Board as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

        9.    Termination of Engagement or Employment for Cause.    If the employment or engagement of any Participant is terminated "for Cause," an Award may terminate on the date of such termination and the Award shall thereupon not be exercisable to any extent whatsoever. For purposes of this Section 9, unless otherwise provided in the instrument evidencing the Award, "for Cause" shall be defined as follows: (i) if the Participant has executed an employment agreement, the definition of "cause" contained therein, if any, shall govern, or (ii) conduct, as determined by the Board, involving one or more of the following: (a) gross misconduct or inadequate performance by the Participant which is injurious to the Company; or (b) the commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company; or (c) the unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier or other third party who has a business relationship with the Company) or the violation of any noncompetition or nonsolicitation covenant or assignment of inventions obligation with the Company; or (d) the commission of an act which constitutes unfair competition with the Company or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company; or (e) the indictment of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his obligations to the Company or which shall adversely affect the Participant's ability to perform such obligations; or (f) the commission of an act of fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; or (g) the failure of the Participant to perform in a material respect his or her employment obligations without proper cause. The Board may in its discretion waive or modify the provisions of this Section with respect to any individual Participant with regard to the facts and circumstances of any particular situation involving a determination under this Section.

        10.    Miscellaneous.

          a.    Definitions.

            i.      "Company," for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Pressure BioSciences, Inc., as defined in Section 424(f) of the Code (a "Subsidiary"), and any present or future parent corporation of Pressure BioSciences, Inc., as defined in Section 424(e) of the Code (a "Parent"). For purposes of Awards other than Incentive Stock Options, the term "Company" shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

            ii.     "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

            iii.    "Employee" for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company.

            iv.    "Option Exchange Program" means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

          b.    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

          c.    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

          d.    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

          e.    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

          f.    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

Approvals:
Adopted by the Board of Directors on: May 2, 2005
Approved by the stockholders on:

PROXY
PRESSURE BIOSCIENCES, INC.

The undersigned hereby appoint Richard T. Schumacher and Steven E. Hebert, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2005 Special Meeting in Lieu of Annual Meeting of Stockholders of Pressure BioSciences, Inc. to be held on Thursday, June 16, 2005 and at any adjournment(s) or postponement(s) thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEE AS DIRECTOR AND FOR THE ADOPTION OF THE COMPANY'S 2005 EQUITY INCENTIVE PLAN.

(Please return this proxy to the Company by mail or by hand in enclosed envelope)

☒
Please indicate your vote below, as in this example.

The Board of Directors recommends a vote FOR the election of the nominee as director and a vote FOR the adoption of the Company's 2005 Equity Incentive Plan.

1.
Election of Director:

Nominee: Richard T. Schumacher

☐
FOR NOMINEE

☐
WITHHOLD AUTHORITY TO VOTE FOR NOMINEE

If you wish to withhold authority to vote for the nominee for Director, strike a line through the nominee's name shown above.

2.
To adopt the Company's 2005 Equity Incentive Plan as described in the Proxy Statement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE SUCH CHANGE AT LEFT

(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing).

Signature:	Title:	Date:

Signature:	Title:	Date:

QuickLinks

NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on Thursday, June 16, 2005
YOUR VOTE IS IMPORTANT
PROXY STATEMENT FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 ADOPTION OF THE 2005 EQUITY INCENTIVE PLAN
Summary Compensation Table
EXHIBIT A